EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of our report dated January 27, 2005 relating to the financial statements and financial statement schedules of Advanced Viral Research Corp., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Rachlin Cohen & Holtz, LLP

Miami, Florida
July 8, 2005